Exhibit 4.7
[FORM OF 2028 NOTE – UNRESTRICTED]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO CEDE & CO., ITS NOMINEE OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE (AS DEFINED HEREIN).

F&G ANNUITIES & LIFE, INC.
7.400% Senior Notes due 2028

No. A-1	CUSIP No. 30190A AC8
$[●]	ISIN US30190AAC80
F&G Annuities & Life, Inc., a Delaware corporation (the “Company,” which term includes any successor Person thereto under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in the Global Certificate attached hereto (or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 2.1 and 2.8 of the Base Indenture hereinafter referred to) on January 13, 2028 (the “Maturity Date”) and to pay interest thereon at a rate of 7.400% per year (as the same may be adjusted from time to time pursuant to Section 2.2 of the First Supplemental Indenture hereinafter referred to), accruing from and including January 13, 2023 (or the most recent Interest Payment Date (as defined below) to which interest on the Notes has been paid or made available for payment), payable semi-annually in arrears on January 13 and July 13 of each year, beginning on July 13, 2023 (each such date, an “Interest Payment Date”), and at the Maturity Date, until the principal hereof is paid or made available for payment. For purposes of this Note, the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture hereinafter referred to, the term “interest” shall be deemed to include interest provided for in the second immediately preceding sentence and in Section 2.2 of the Supplemental Indenture.
Each interest payment due on an Interest Payment Date or the Maturity Date will include interest accrued from and including the most recent Interest Payment Date to which interest on the Notes has been paid or made available for payment (or, if no interest has been paid, January 13, 2023) to but excluding the next Interest Payment Date or the Maturity Date or any Redemption Date or Tax Redemption Date, as the case may be. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any Interest Payment Date falls on a date that is not a Business Day, such payment of interest (or principal in the case of the Maturity Date) will be postponed until the next succeeding Business Day, but no interest or other amount will be paid as a result of any such postponement, and such payment will have the same force and effect as if made on the scheduled Interest Payment Date.
Interest on each Interest Payment Date shall be payable to the Person in whose name the Notes are registered at the close of business on the regular record date for such Interest Payment Date, which regular record date shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a “Regular Record Date”); provided, however, that interest due on the Maturity Date or any Redemption Date or Tax Redemption Date (in each case, whether or not an Interest Payment Date) will be paid to the Person to whom principal of such Notes is payable (subject to the rights of Holders on the relevant Regular Record Date to receive interest due on any Interest Payment Date preceding the Maturity Date, Redemption Date or Tax Redemption Date). Any such interest not so punctually paid or duly provided for will constitute defaulted interest, will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid by the Company as set forth in Section 2.7 of the Base Indenture.
Payment of the principal of, and interest and premium, if any, on this Note shall be made at the Corporate Trust Office, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that, for so long as this Note is in global form represented by this Global Certificate, all payments in respect hereof (including principal, interest and premium, if any) shall be made by wire transfer of immediately available funds to DTC or its nominee, as the case may be, as the registered owner of this Global Certificate. In the event that Definitive Certificates shall have been issued, all payments of principal, interest and premium, if any, shall be made by wire transfer of immediately available funds in accordance with the wire instructions of the registered Holders thereof appearing in the Securities Register or, if no such wire instructions are specified, by mailing a check to the address of each Holder of a Definitive Certificate appearing in the Securities Register.

All terms used in this Note which are defined in the Indenture and not defined herein shall have the meanings ascribed thereto in the Indenture. Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
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IN WITNESS WHEREOF, the Company caused this instrument to be duly executed.

F&G Annuities & Life, Inc.
as the Company

By
Name:
Title:
{Signature Page to Global Note Certificate}

This is one of the Security Certificates representing Securities of the Series designated herein and referred to in the within-mentioned Indenture.

Date:	CITIBANK, N.A., as Trustee

By
Authorized Signatory
{Signature Page to Global Note Certificate}

REVERSE OF NOTE
This Note is one of a duly authorized issuance of securities of the Company (the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of January 13, 2023 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of January 13, 2023 (the “First Supplemental Indenture”), in each case among the Company, the Guarantors from time to time party thereto and Citibank, N.A., as Trustee (the “Trustee,” which term includes any successor Trustee under the Indenture), and a Second Supplemental Indenture, dated as of January 26, 2023 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between CF Bermuda Holdings Limited and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the maximum extent permitted by law, in the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.
This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[●]. The Company may at any time issue additional Securities under the Indenture in unlimited amounts having the same terms as the Notes (except as otherwise provided in the Indenture) so that such additional Securities shall be consolidated with the Notes, including for purposes of voting and redemption; provided, however, that the Company shall use a separate CUSIP number for any such additional Securities that (a) are not part of the same issue as the Notes within the meaning of U.S. Treasury Regulations sections 1.1275-1(f) and 1.1275-2(k) and (b) have, for purposes of U.S. federal income taxation, more than a de minimis amount of original issue discount as of the date of the issue of such additional Securities. Any such additional Securities shall, together with the outstanding Notes, constitute a single series of Securities under the Indenture.
Guarantees
To guarantee payment of principal of and interest and premium, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration, redemption, repurchase or otherwise, according to the terms of this Note and the Indenture, the Guarantors have fully and unconditionally guaranteed (and any future Guarantors shall fully and unconditionally guarantee), jointly and severally, such obligations pursuant to the terms of the Indenture.
Optional Redemption
Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (A) the sum of the present values of the remaining scheduled payments of principal of, and interest on, the Notes to be redeemed discounted to the Redemption Date (assuming the Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, less (B) interest accrued to the Redemption Date; and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in the case of each of clause (i) and (ii), accrued and unpaid interest thereon to, but excluding, the Redemption Date.
On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.
Subject to the conditions described in Section 2.3(d) of the Supplemental Indenture, the Company may redeem the Notes at its option, in whole but not in part, at a Redemption Price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the Tax Redemption Date.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof; provided that the principal amount of any such Note remaining outstanding after a redemption in part shall be $2,000 or any integral multiple of $1,000 in excess thereof.
Unless the Company defaults in payment of the Redemption Price and accrued and unpaid interest, on and after the Redemption Date or the Tax Redemption Date, as applicable, interest will cease to accrue on the Notes or portions thereof called for redemption and all rights hereunder will terminate. No later than 9:00 a.m., New York time, on any Redemption Date or any Tax Redemption Date, the Company is required to deposit with a Paying Agent or the Trustee (or, if the Company or any Guarantor is acting as Paying Agent, set aside, segregate and hold in trust as provided in Section 3.4 of the Base Indenture) an amount of money sufficient to pay the Redemption Price of and accrued and unpaid interest on the Notes to be redeemed on such Redemption Date or such Tax Redemption Date, as applicable. If the Company is redeeming less than all the Notes, the Notes to be redeemed shall be selected by lot by DTC, in the case of this Global Certificate, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of any Notes that are not represented by a Global Certificate.
Change of Control Triggering Event
If a Change of Control Triggering Event with respect to the Notes occurs, unless the Company has exercised its right pursuant to the preceding section to redeem the Notes, the Company shall be required to make an offer to repurchase all or, at the Holder’s option, any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes for a payment in cash equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the repurchase date.
General Terms
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note and certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.
If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture or the Notes of any series or the Guarantees thereunder may be amended or supplemented, and compliance with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences may be waived, in each case as provided in the Indenture.
The Notes will not be entitled to the benefit of a sinking fund.
As provided in, and subject to the provisions of, the Indenture, the Holder of this Note may institute an action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, this Note or the Guarantees, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or under the Indenture only if: (i) such Holder has given to the Trustee written notice of a default and of the continuance thereof; (ii) the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding have made a written request upon the Trustee to institute such action or proceedings in its own name as trustee under the Indenture; (iii) the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding have offered to the Trustee such security or indemnity as it may require against the losses, expenses and liabilities to be incurred in connection with such action or proceedings; (iv) the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such action or proceeding; and (v) the Holders of a majority in aggregate principal amount of the Securities of each series affected (with each series treated as a separate class) at the time Outstanding have not given the Trustee a direction inconsistent with such written request. However, the right of the Holder hereof to receive payment of the principal of and any interest on this Note at the rates, in the amount and in the currency prescribed herein on or after the due dates expressed herein, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such Holder. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company and the Guarantors, which are absolute and unconditional, to pay the principal of and any interest on this Note at the times, place and rate, and in the currency, prescribed herein.
As provided in the Indenture and subject to certain limitations set forth therein, this Note may be presented or surrendered for registration of transfer or for exchange or redemption at the Place of Payment, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Registrar for this Note, duly executed by the Holder hereof or the Holder’s attorney duly authorized in writing. No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered upon the Securities Register for the Notes as the owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for all purposes, regardless of any notice to the contrary.
The Notes are issuable only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
This Note and the Indenture and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions that would result in the application of the laws of any other jurisdiction (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). To the fullest extent permitted by law, any legal suit, action or proceeding arising out of or based upon this Note or the Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case based in the City of New York, and each party to this Note and the Indenture will submit to the non-exclusive jurisdiction of such suit, action or proceeding.
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SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL CERTIFICATE
The initial outstanding principal amount of this Global Certificate is $[●]. The following increases or decreases in this Global Certificate have been made:

Date of Exchange	Amount of decreases in Principal Amount of this Global Certificate	Amount of increases in Principal Amount of this Global Certificate	Principal amount of this Global Certificate following such decreases or increases	Signature of authorized signatory of Trustee

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